                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                   -----------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  November 26, 1996


                               JP Foodservice, Inc.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                           0-24954                      52-1634568
-------------------------------            ------------              -----------------------
(State or other jurisdiction of            (Commission               (IRS Employer
incorporation)                             File Number)              Identification No.)





9830 Patuxent Woods Drive, Columbia, Maryland                     21046
--------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code:  410-312-7100

ITEM 5.  OTHER EVENTS.

        The Registrant hereby incorporates by reference the information contained in Attachment A hereto, which presents first quarter fiscal 1997 restated historical financial information reflecting the Registrant's acquisition of Squeri Food Service, Inc. and its affiliate.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
                                        JP FOODSERVICE, INC.


                                        By: /s/ Lewis Hay, III
                                            -------------------------
                                            Lewis Hay, III
                                            Senior Vice President and
                                            Chief Financial Officer


Date:  November 26, 1996

                                                                    Attachment A

                                                         JP FOODSERVICE, INC.
                                                CONDENSED CONSOLIDATED BALANCE SHEETS
                                                            (IN THOUSANDS)
                                                             (UNAUDITED)
         ASSETS                                             JUNE 29,          SEPTEMBER 28,
                                                              1996                 1996
                                                         ----------------------------------
Current assets
      Cash and cash equivalents                          $      12,224         $      9,486
      Receivables, net                                         154,405              184,476
      Inventories                                               84,138              105,899
      Other current assets                                       9,076               14,510
      Current deferred tax asset                                   480                1,650
                                                         ----------------------------------
             Total current assets                              260,323              316,021
Property and equipment, net                                    104,258              129,034
Goodwill and other noncurrent assets                            83,698              108,760
                                                         ----------------------------------
             Total assets                                $     448,279         $    553,815
                                                         ==================================

         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
      Current obligations under capital leases           $       5,072         $      6,065
      Revolving bank line of credit                              5,300
      Current portion of long-term debt                            895                  216
      Current portion of subordinated debt
         with related parties                                    3,622                3,005
      Accounts payable                                         110,230              101,033
      Accrued expenses                                          14,338               25,503
                                                         ----------------------------------
             Total current liabilities                         139,457              135,822
Noncurrent liabilities
      Long-term debt                                           145,040              183,030
      Subordinated debt with related parties                     5,958                4,467
      Obligations under capital leases                          17,649               20,978
      Noncurrent deferred tax liability                         12,026               12,305
                                                         ----------------------------------
             Total noncurrent liabilities                      180,673              220,780
                                                         ----------------------------------
             Total liabilities                                 320,130              356,602
                                                         ----------------------------------
      Commitments and contingent liabilities
Stockholders' equity
      Common stock                                                 189                  222
      Paid-in-capital                                          190,636              259,966
      Accumulated deficit                                      (17,733)             (18,032)
      Distribution in excess of net book value of
         continuing stockholder's interest                     (44,943)             (44,943)
                                                           -----------          -----------
             Total stockholders' equity                        128,149              197,213
                                                         ----------------------------------
Total liabilities and stockholders' equity               $     448,279         $    553,815
                                                         ==================================




                    SEE ACCOMPANYING NOTES TO THE CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

                              JP FOODSERVICE, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                     THREE MONTHS ENDED
                                             ------------------------------------
                                               SEPTEMBER 30,      SEPTEMBER 28,
                                                   1995               1996
                                             ------------------------------------

Net sales                                    $      356,323      $        414,362
Cost of sales                                       295,561               343,631
                                             ------------------------------------
Gross profit                                         60,762                70,731
Operating expenses                                   50,152                57,667
Amortization of intangible assets                       565                   597
                                             ------------------------------------

Income from operations                               10,045                12,467
Interest expense                                      3,551                 3,654
Other expenses                                           42
Nonrecurring charge                                                         5,300
                                             ------------------------------------

Income before income taxes                            6,452                 3,513
Provision for income taxes                           (2,765)               (1,459)
                                              -------------         -------------
Net income                                            3,687                 2,054
                                             ------------------------------------

Net income per common share                  $         0.20       $          0.10
                                             ====================================

Weighted average number of shares
   of common stock outstanding                   18,756,818            20,639,681





                   SEE ACCOMPANYING NOTES TO THE CONDENSED
                      CONSOLIDATED FINANCIAL STATEMENTS

                              JP FOODSERVICE, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                 THREE MONTHS ENDED
                                                       ---------------------------------------
                                                         SEPTEMBER 30,        SEPTEMBER 28,
                                                              1995                  1996
                                                       ---------------------------------------
Net cash provided by (used in) operating activities       $      (6,056)      $      (51,859)

Cash flows from investing activities
     Additions to property and equipment                         (4,173)             (22,832)
     Cost of businesses acquired                                                     (29,104)
                                                       -------------------------------------
Net cash used in investing activities                            (4,173)             (51,936)
                                                       ----------------       --------------

Cash flows from financing activities
     Proceeds from public stock offering                                              67,274
     Increase in long term debt                                   6,056               29,862
     Proceeds from note receivable                                                     5,500
     Proceeds from employee stock purchases                         169                  389
     Principal payments under capital lease obligations          (1,393)              (1,306)
     Distributions to stockholders of acquired businesses          (347)                (662)
                                                         --------------       --------------
Net cash provided by financing activities                         4,485              101,057
                                                       -------------------------------------

Net decrease in cash and cash equivalents                        (5,744)              (2,738)

Cash and cash equivalents
     Beginning of period                                         15,690               12,224
                                                       -------------------------------------
     End of period                                     $          9,946       $        9,486
                                                       =====================================





                   SEE ACCOMPANYING NOTES TO THE CONDENSED
                      CONSOLIDATED FINANCIAL STATEMENTS

                              JP FOODSERVICE, INC.
                        NOTES TO CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

The Condensed Consolidated Financial Statements of JP Foodservice, Inc.
(the "Company") at September 28, 1996 and for the three months ended September 30, 1995 and September 28, 1996, included herein are unaudited, but include all adjustments (consisting only of normal recurring entries) which the Company's management believes to be necessary for the fair presentation of the financial position, results of operations and cash flows of the Company at and for the periods presented. Interim results are not necessarily indicative of results that may be expected for the full year. The Condensed Consolidated Financial Statements and related notes give retroactive effect to the merger with Valley Industries, Inc. (together with its affiliates, "Valley") and Squeri Food Service, Inc. (together with its affiliate, "Squeri") for all periods presented, accounted for under the pooling of interests method. The condensed consolidated balance sheets as of June 29, 1996 and September 28, 1996 include the accounts of Valley as of January 31, 1996 and September 28, 1996, respectively, and the accounts of Squeri as of December 31, 1995 and September 28, 1996, respectively, and the condensed consolidated statements of income and of cash flows for the three-month period ended September 30, 1995 and September 28, 1996 include the results of Valley for the three-month period ended April 30, 1995 and the eight-month period ended September 28, 1996, respectively, and the results of Squeri for the three-month period ended March 31, 1995 and the nine-month period ended September 28, 1996, respectively, (see Note 3 - Merger with Valley and Note 4 - Merger with Squeri). The "Company" as used in these Condensed Consolidated Financial Statements refers to JP Foodservice, Inc. and its subsidiaries, including Valley and Squeri.

NOTE 2 - NET INCOME PER COMMON SHARE

Net income per common share is based on the weighted average number of common and common equivalent shares outstanding during the period.

NOTE 3 - MERGER WITH VALLEY

On August 30, 1996, the Company completed a merger with Valley, a broadline foodservice distributor located in Las Vegas, Nevada, for a purchase price of $40.7 million (net of indebtedness assumed or discharged). Under the terms of the merger, which is accounted for as a pooling of interests, the Company exchanged 1,936,494 common shares for all of Valley's common shares and ownership interests of an affiliate.

Effective June 30, 1996, the fiscal year of Valley was conformed to the Company's fiscal year. Accordingly, an adjustment of $2.1 million has been made to the combined Company's retained earnings on June 30, 1996 to reflect changes in Valley's retained earnings from February 1, 1996 to June 29, 1996. All periods presented have been retroactively restated (See Note 1 - Basis of Presentation).

Transaction costs related to the merger of $5.3 million ($3.3 million net of tax or $0.16 per common share) were charged to income during the quarter and consisted primarily of investment banking, legal and accounting fees and printing, mailing and registration expenses.

NOTE 4 - MERGER WITH SQUERI

Effective September 30, 1996, the Company completed a merger with Squeri, a broadline foodservice distributor located in Cincinnati, Ohio, for a purchase price of approximately $26.1 million (net of indebtedness assumed or discharged). Under the terms of the merger, accounted for as a pooling of interests, the Company exchanged 1,079,875 common shares for all of Squeri's common shares.

Effective June 30, 1996, the fiscal year of Squeri was conformed to the Company's fiscal year. Accordingly, an adjustment has been made to the combined Company's retained earnings on June 30, 1996 to reflect changes in Squeri's retained earnings from January 1, 1996 to June 29, 1996. All periods presented have been retroactively restated (see Note 1 - Basis of Presentation).

Transaction costs related to the merger of $2.0 million ($1.2 million net of tax) will be charged to income during the second quarter of fiscal 1997 and will consist primarily of investment banking, legal and accounting fees and printing, mailing and registration expenses.

 NOTE 5 - ARROW ACQUISITION

Effective August 31, 1996, the Company completed the acquisition of Arrow Paper and Supply Co., Inc. (together with its affiliate, "Arrow"), a broadline foodservice distributor located in Norwich, Connecticut. Under the terms of the agreement, which is accounted for as a purchase, the Company purchased certain assets, assumed or discharged certain liabilities and paid consideration of $29.6 million. Approximately $1.7 million of the consideration was paid in the form of common stock and the remainder was paid in cash. The excess of purchase price over the fair value of net assets is approximately $28.5 million and will be amortized using the straight-line method over 40 years. Unaudited pro forma information for the three-month periods ended September 28, 1996 and September 30, 1995, as if the acquisition had occurred on the first day of those periods, is shown below.

                                                           Three Months Ended
                                           ------------------------------------------------------
(In thousands, except per share data)          September 30, 1995          September 28, 1996
                                           ------------------------------------------------------
                                             Actual       Pro forma      Actual        Pro forma
------------------------------------------------------------------------------------------------
Revenue                                    $  356,323    $   375,923   $   414,362   $   432,049
Income from operations                         10,045         10,618        12,467        13,229
Net income                                      3,687          3,944         2,054         2,433
Net income per common share                $     0.20    $      0.21   $      0.10   $      0.12

NOTE 6 - STOCK OFFERING

In August 1996, the Company completed the sale of 3,000,000 shares of common stock in a public offering (the "Offering") and generated $65.7 million in net proceeds. The net proceeds of the Offering were used to fund the cash portion of the Arrow purchase price and to repay indebtedness assumed or discharged by the Company in connection with its acquisitions of Valley and Arrow, as discussed above. In September 1996, the Company received additional net proceeds of $1.6 million in the Offering from the sale of 75,000 shares to cover over-allotments.

 NOTE 7 - CONTINGENCIES

From time to time, the Company is involved in litigation and proceedings arising out of the ordinary course of business. There are no pending material legal proceedings or environmental investigations to which the Company is a party or to which the property of the Company is subject at this time.